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                                                                     EXHIBIT 3.1




                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                BRIGHTPOINT, INC.

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            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware
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                  The undersigned, being a duly authorized officer of
BRIGHTPOINT, INC. (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

                  FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by adding the following to Article FOURTH immediately after the first paragraph of Article FOURTH:

                  "The presently issued and outstanding shares of Common Stock, exclusive of treasury stock, shall be combined in the ratio of one (1) share of Common Stock for each seven (7) shares of Common Stock currently issued and outstanding. Such combination shall not change the number of shares of capital stock which the Corporation shall have authority to issue nor shall it affect the rights or preferences of the holders of the shares of Common Stock now issued and outstanding."

                  SECOND: That such amendment has been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have signed this Certificate this 26th day of June, 2002. BRIGHTPOINT, INC.


                                 By:  /s/ Steven E. Fivel
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                                 Name:    Steven E. Fivel
                                 Title:   Executive Vice President, General
                                              Counsel and Secretary